Exhibit 3.1

Delaware The First State Page 1 4005602 8100 Authentication: 204213861 SR# 20263379525 Date: 06-12-26 You may verify this certificate online at corp.delaware.gov/authver.shtml I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "URBAN-GRO, INC.", CHANGING ITS NAME FROM "URBAN-GRO, INC." TO "FLASH SPORTS & MEDIA HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JUNE, A.D. 2026, AT 8:14 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION Pursuant to Section 242 of the General Corporation Law of the State of Delaware urban-gro, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation''), hereby certifies as follows: FIRST: The name of the Corporation is urban-gro, Inc. SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is October 29, 2020, and was amended on December 31, 2020, and was amended and restated on June 21, 2023, and was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware amended and restated on February 9, 2026 (as amended and restated, the "Certificate"). THIRD: The Corporation hereby amends the Certificate to reflect a change in the name of the Corporation by replacing ARTICLE I thereof with the following: "The name of the corporation is Flash Sports & Media Holdings, Inc. (the "Corporation")." FOURTH: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. FIFTH: The Certificate of Amendment shall be effective on June 12, 2026. IN WITNESS WHEREOF, urban-gro, Inc. has caused this Certificate of Amendment to be signed by its president and chief executive officer this 12" day of June, 2026, URBAN-GRO, INC. By: /s/ Bradley Nattrass Name: Bradley Nattrass Title: Chairperson of the Board of Directors and Chief Executive Officer State of Delaware Secretary of State Division of Corporations Delivered 08:14 AM 06/12/2026 FILED 08:14 AM 06/12/2026 SR 20263379525 - FileNumber 4005602